Exhibit 11


                                POWER OF ATTORNEY


                  This power of attorney will expire on December 31, 2001.

               KNOW ALL PERSONS BY THESE PRESENTS that GOLDMAN, SACHS & CO. oHG, (the "Company") does hereby make, constitute and appoint each of Hans-Linhard Reich and Roger S. Begelman, acting individually, its true and lawful attorney, to execute and deliver in its name and on its behalf whether the Company is acting individually or as representative of others, any and all filings required to be made by the Company under the Securities Exchange Act of 1934, as amended, giving and granting unto each said attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as the Company might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

               IN WITNESS WHEREOF, the undersigned has duly subscribed these presents as of May 26, 1999.

                                  GOLDMAN, SACHS & CO. oHG

                                  By:  /s/ Andreas Kornlein
                                       ----------------------------
                                  Name:  Andreas Kornlein
                                  By:  /s/ Sabine Mock
                                       -----------------------------
                                  Name: Sabine Mock